Exhibit 99.1

Level 5 Beverage Company, Inc., a Minerco Resources, Inc. Company, Enters into Brand Management Agreement with Power Brands

Nashua, NH, June 18, 2013: Minerco Resources, Inc. (OTCQB: MINE), a progressive developer, producer and provider of worldwide commodities solutions, announced today that the company’s subsidiary, Level 5 Beverage Company, Inc. (“Level 5”), has entered into the Brand Management Agreement with Power Brands Consulting, LLC (“Power Brands”).

The Brand Management Agreement retains Power Brands to manage the branding, production, marketing, sales and distribution for Level 5’s new healthy, yet functional, product lineup. This relationship allows the expertise of Power Brands to manage all aspects of delivering our product line to market while allowing Level 5 to remain in control of all final decisions. Key aspects of this expanding relationship with Power Brands include:

●	Creating a brand specific sales and marketing plan, including presentations, based on the brand’s demographic and geographic targets.

●	Working with, managing and training Level 5 sales personnel.

●	Designing sell sheet and Point of Sale material including posters, suction racks, static clings and coolers.

●	Developing an impactful and cost effective rollout marketing campaign.

●	Managing full-scale manufacturing process including: ordering raw materials, invoicing, delivery, and finished goods logistics (freight and warehousing).

●	Work directly with sales personnel to secure sales meetings and ultimately shelf space.

●	Actively participate in key account buyer meetings.

●	Advanced financial services.

John Powers, the CEO of the company stated, “Now that we have introduced our new product line, we are thrilled to retain Power Brands to manage all aspects of our product launch all the way to the retail shelves. This agreement is the perfect balance allowing us to utilize Power Brand’s expertise and experience while we maintain full operational control. We are now even more confident about the future of the Level 5 brand! As always, we will keep our shareholders and consumers informed as we continue to launch Level 5.”

Darin Ezra, the Power Brands CEO stated, “Power Brands Consulting is more confident than ever that the synergy between our two companies will result in a world class beverage business. It’s not often that we get to advise such a dynamic team of executives in the startup phase of a new beverage brand. The Level 5 team seems to have all their bases covered, and with a little bit of strategic guidance from us, can take this company all the way.”

Power Brands Consulting is an award winning beverage industry expert who helps companies develop premium beverages through formulation, branding and marketing strategies. Power Brands beverage specialists have developed, launched and managed numerous regional, national and international brands in the beverage industry. Visit their website, www.powerbrands.us, for more information.

Please contact:	Minerco Resources, Inc.
info@minercoresources.com
603-732-6948

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.